To:	CHWM Investors and Shareholders

From:	Steven Berman, President and CEO

Date:	March 7, 2011

Subject:	General Update – Dr. Allan Rabinoff’s Resignation and Status

Dear Investors:

For personal medical reasons, Dr. Allan Rabinoff has resigned as a director and Chairman of the Board.  Allan has been a valuable member of our executive team and provided the original vision for CHWM.  He also helped to develop the business model for operating in China and beyond.   While we will miss Dr. Rabinoff, he will remain available to us as an informal advisor to the company.  We wish him well.

Despite this announcement, the Company has a strong and talented management team that is working hard to create and sustain shareholder value over time.  It is admittedly a work-in-progress and a challenge in today’s business environment – both domestically and internationally.   Execution of our business plan is an ongoing, constant effort that requires us to enter into and build upon strategic alliances, develop joint venture opportunities, and seize upon potential acquisitions that will jump-start our revenue and value.

As we communicated in December 2010, it is fairly common for companies like CHWM to be challenged in executing its plans due to limited capital resources.  This is normal.  Until financing is obtained, our business development will be affected. However, please know that we are continually seeking funds and believe we are aligned with capital sources and strategic partners that will bear success in the very near future. To that end we have entered into a new relationship with a fund out of Hong Kong that we believe will be effective in raising capital, enhancing our international footprint, and developing joint venture opportunities in China and the United States.

The opportunities discussed below need funding to be realized:

As reported we have started the initial phase of our agreement with CJ Networks and have begun to record modest revenues.  To further execute our agreement, CHWM needs to invest approximately $200K to interconnect our respective networks, to begin lighting building on our fiber assets, and to establish a point of international termination for VPN service.

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General Update
March 7, 2011

Also, CHWM has entered into various joint venture and cooperation agreements for fiber transport from Hong Kong to mainland China cities with local termination on CHWM’s fiber and 5.8 GHz wireless networks.  CHWM intends to invest in International “meet me” facilities in Hong Kong with network equipment resulting in exclusive rights.  CHWM anticipates utilizing $300K to $500K to fully build-out these network elements and to begin marketing of International Virtual Private Line Services (VPLS).  CHWM will have significant use of bandwidth for a modest investment.

Concurrent with development of VPLS, CHWM plans to own and operate a US-based business.  CHWM intends to acquire an existing, profitable, Denver based telecom company.  The company supports a broad base of telecom services and technologies ideally supportive of services in China, and providing projected annual revenue of approximately $5M and EBITDA of $800K.

We have many prospects and remain optimistic we will see progress soon.

Thank you for your continuing support.

SAFE HARBOR STATEMENT
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the company. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by China Wi-Max Communications, Inc. (China Wi-Max) may differ materially from these statements due to a number of factors. Important factors relating to the Company's operations could cause results to differ materially from those in forward-looking statements and are further detailed in filings with the Securities and Exchange Commission (SEC) available at the SEC website (http://www.sec.gov ). All forward-looking statements are based on information available to China Wi-Max and China Wi-Max assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.